UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Earliest Event Reported:   July 19, 2002

CENTURYTEL, INC.

(Exact name of registrant as specified in its charter)

Louisiana	1-7784	72-0651161
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 CenturyTel Drive

Monroe, Louisiana 71203

(Address of principal executive offices) (Zip Code)

(318) 388-9000

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Item 9.   Regulation FD Disclosure

            This morning, a private research firm issued a report suggesting that CenturyTel might be involved in an investigation by the Securities and Exchange Commission (the "SEC").

Last year, the SEC staff initiated a routine inquiry of trading in our securities preceding Alltel Corporation's August 2001 public announcement of its unsolicited proposal to acquire us.  This investigation has been terminated and no enforcement action has been recommended to the Commission.  Other than this terminated investigation, we have not been contacted by the SEC regarding any investigation, are unaware of any pending SEC investigation, and do not believe that there is a basis for any such investigation.

            The private research firm that issued this morning's report made no attempt to contact us prior to issuing its report.  This is the same firm that has issued similar unsubstantiated reports regarding other companies in the past.

            You should be aware that we generally do not respond to market rumors, but decided that it was appropriate to make an exception in this case.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURYTEL, INC.

By:	/s/ Neil A. Sweasy
Neil A. Sweasy
Vice President and Controller

Dated:  July 19, 2002